EX-FILING FEES
Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)			$100,000,000			S-3	333-229043	12/27/2018	$12,120
	Total Offering Amounts					$100,000,000		$9,270.00	(1)
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$9,270.00	(2)
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	KKR Real Estate Finance Trust Inc.	S-3	333-229043	12/27/2018		$9,270.00	Equity	Common stock, par value $0.01 per share	$100,000,000	$100,000,000
Fee Offset Sources	KKR Real Estate Finance Trust Inc.	S-3	333-229043		12/27/2018						$12,120(2)

(1) Calculated in accordance with Rule 457(o) under the Securities Act of 1933 (as amended, the “Securities Act”).
(2) On December 27, 2018, KKR Real Estate Finance Trust Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-229043) (the “Prior Registration Statement”) with the Securities and Exchange Commission and concurrently submitted a registration fee of  $79,931.40 (the “Prior Fee”). On February 22, 2019, the Company filed a prospectus supplement under the Prior Registration Statement relating to the Company’s offer and sale from time to time of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $100 million from time to time under an at-the-market program (the “2019 ATM Program”). As of the date of this prospectus supplement, $100 million remains unsold under the 2019 ATM Program, and sales under the Prior Registration Statement under the 2019 ATM Program have been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $12,120, the amount of the Prior Fee attributable to the 2019 ATM Program, is available to offset the current registration fee.